PLEDGE MODIFICATION AGREEMENT OF JUBILANT PHARMA PTE. LIMITED, SINGAPORE

Pledge Modification Agreement made this 25 day of Sept, 2007, among JUBILANT PHARMA PTE. LTD. (hereinafter “Pledgor”), a Singapore corporation, with its registered address at 42 B Horne Road, Singapore, 209066, STATE BANK OF INDIA, NEW YORK BRANCH, a banking corporation duly licensed by the Superintendent of Banks of the State of New York and having its place of business at 460 Park Avenue, New York, N.Y. 10022, Facility Arranger, Administrative Agent, and Senior Lender (hereinafter, “Agent”), BANK OF BARODA, a banking corporation duly licensed by the Superintendent of Banks of the State of New York, and having its place of business at 1 Park Avenue, New York, NY 10016 (hereinafter, “BOB”), CADISTA PHARMACEUTICALS INC., a Delaware corporation with its principal place of business at 207 Kiley Drive, Salisbury MD, formerly known as Jubilant Pharmaceuticals Inc., (hereinafter “Borrower”), and CADISTA HOLDINGS INC. (“Cadista”) formerly known as Trigen Laboratories Inc, a Delaware corporation, having its principal place of business at 207 Kiley Drive, Salisbury, and a corporate guarantor of the facilities being granted to Borrower.

WHEREAS Agent and BOB have each granted certain credit facilities to Borrower pursuant to a written Credit Agreement, Notes, and other documentation dated September 22, 2006, which are in full force and effect, and

WHEREAS Pledgor had guarantied the full repayment of the total facilities granted by Agent and BOB, by written unconditional, corporate guaranties of payment, issued, respectively, to Agent and to BOB, and

WHEREAS Pledgor had duly executed, acknowledged and delivered to Agent and to BOB, a Pledge Agreement of same date with respect to certain shares of stock, and

WHEREAS Pledgor and Borrower requested Agent and BOB to discharge and cancel Pledgor’s said corporate guaranty in exchange for the promises, representations, and consideration contained herein, and

WHEREAS Lender and BOB have each agreed to discharge and cancel Pledgor’s said corporate guaranty accordingly, and

WHEREAS Pledgor UNCONDITIONALLY CONSENTS AND AGREES to PLEDGE to Agent and to BOB, certain shares of stock as set forth herein below, as partial collateral security for the repayment of Borrower’s indebtedness to Agent and to BOB under the terms and conditions of the said credit facilities, and

WHEREAS Pledgor expressly and specifically WARRANTS and REPRESENTS to Agent and to BOB, that it is in Pledgor’s best interest to enter into and perform this Pledge Modification Agreement, as it has and/or will receive and derive a substantial economic benefit, directly and indirectly, from the said credit facilities being extended to Borrower, as well as other benefits and consideration, the sufficiency of which is expressly acknowledged by Pledgor, and

WHEREAS the said Pledge Agreement of September 22, 2006 is hereby modified by eliminating the said corporate guaranty of Pledgor, and as per the agreement set forth below:

NOW THEREFORE, the terms and conditions of this Pledge Agreement are as follows:

1.	COLLATERAL AND GRANT OF SECURITY INTEREST:

Pledgor hereby grants Agent and BOB, on a PARI PASSU BASIS, a first, priority security interest in and LIEN upon all the shares of stock in Trigen Laboratories Inc., now known as Cadista Holdings Inc, as being owned by Pledgor (hereinafter the “Collateral”) as follows, AND ALL PROCEEDS THEREOF:

Share Certificate (s) No:	Amount of Shares:

C 1160	36,532,069
2000	4,461,885
2005	8,831,034

Together with all bonus and/or additional shares, options, instruments, and other rights which may be issued from time to time by Cadista, formerly known as Trigen Laboratories, to Pledgor

2.	DESCRIPTION OF OBLIGATION SECURED:

The security interest granted by this instrument represents Pledgor’s CONSENT and agreement that the said shares which it owns and pledges herein, may be applied by Agent and BOB to repayment of an aggregate of US$8,000,000.00 in credit facilities granted by Agent to Borrower, and a total of US$3,000,000.00 in credit facilities granted to Borrower by BOB, all with interest thereon at the rates and conditions set forth in the Credit Agreement, and as further set forth in respective Notes, signed, acknowledged, and delivered by Borrower to Agent and to BOB.

Pledgor agrees that it is a condition precedent to the grant and continuation of the said credit facilities by each said Lender, that the Pledgor shall have created this Pledge and granted to Agent and to BOB, a first, priority security Interest in the Collateral, in order to secure the prompt payment, observance, and performance of all of the Borrower’s obligations to Agent and to BOB under the credit agreement, the said Notes, etc.

3.	DELIVERY OF COLLATERAL:.

Pledgor has delivered the Certificates representing the Collateral, to Agent, to hold as security, on behalf of State Bank of India, New York Branch, and Bank of Baroda.

5.	PLEDGOR’S REPRESENTATIONS.

Pledgor is the sole legal and beneficial owner of the Collateral, in its entirety, free and clear of any claim, right, or interest of any third party. No one except Pledgor has any ownership or security interest in the Collateral, except the security interest being created herein in favor of Agent and BOB.

Pledgor has full authority to enter into this Pledge Agreement and the creation of a first priority security interest in favor of the Agent and BOB. Such creation dopes not in any way or manner, violate any contractual, legal or other obligations of Pledgor under any contract or under any law.

Pledgor has the right to vote, pledge, and/or grant this security interest in the shares, and transfer such collateral to Agent, FREE AND CLEAR OF ANY LIENS.

No authorization, approvals, or other actions by, and no notice to or filing with any governmental or regulatory agency is required for this pledge, for execution, acknowledgment and delivery of this Agreement, or for exercise by the Agent and/or BOB of any right or remedies herein.

The pledge as set forth in this Agreement creates a valid and perfected first priority security interest in the said Collateral, and is recognized as such by Pledgor, Trigen, and Borrower.

5.	PLEDGOR TO HELP MAINTAIN VALID SECURITY INTEREST IN LENDER.

Pledgor shall do such acts as Agent may reasonably require from time to time to maintain a valid security interest in the Collateral by Agent, as Lender, and by BOB, free of all other liens and claims, to secure payment of Borrower’s indebtedness, including depositing and increasing the amount of this pledge, and executing any additional agreements to cover any shortfall in the security, as may reasonably be required by Agent and/or BOB.

6.	EVENTS OF DEFAULT.

The following are, without exclusive effect, events of default under the Agreement:

(a)
Failure by Borrower to pay any amount payable to Agent and/or BOB on the date due, plus any applicable grace period, and/or default by Borrower in any of the terms, conditions, covenants, obligations, etc. under the Credit Agreement;

(b)	Any other default under any terms of the Notes, or any other agreements or documents signed by the Borrower in connection with the indebtedness described herein.

7.	RIGHTS ON DEFAULT.

Agent, on its behalf as Lender, and on behalf of BOB, has all the rights of a secured creditor under Article 9 of the Uniform Commercial Code of the State of New York. It may , without limitation, market, sell, cause to be sold, etc, in its sole discretion, at any exchange, broker’s board, public auction, private sale, or in other commercially reasonable manner, in any one or more sales, at such prices as the Agent may decide best, for cash, credit, or otherwise, all or part of the said Collateral. Such sale(s) shall be free from any claim, encumbrance, or right of Pledgor. Agent may, in its own name, or the name of Its designee, buy any part of the Collateral. Pledgor shall be liable for all costs, disbursements, reasonable attorneys’ fees, Court costs, broker’s commissions, referee’s or auctioneer’s fees, advertisement expenses, and any other costs, expenses, etc., In connection therewith.

Pledgor appoints Agent, as its Attorney-ln Fact, in the event of default, with full authority in the name of Pledgor or its own name or otherwise, to take any action and to execute any instrument which Agent may deem necessary to accomplish the purposes of this Agreement.

IT IS UNDERSTOOD AND AGREED THAT IN THE EVENT OF DEFAULT, TITLE TO ALL OF THE SAID SHARES SHALL VEST IN THE NAME OF AGENT AS OWNER THEREOF.

8.	NOTICE OF DISPOSITION OF COLLATERAL.

If any notification of an intended disposition of the Collateral is required by law, such notification shall be deemed reasonably and properly given if mailed seven (7) days before this disposition, postage prepaid, addressed to the Pledgor at its address shown above, or at any other address that Pledgor may duly advise Agent.

9.	TERM:

This Pledge Agreement shall remain in full force and effect until ALL the obligations of Pledgor/Borrower have been fully performed and satisfied, and the said Credit Agreement, Notes, etc have terminated pursuant to their terms and conditions. Upon termination of this Pledge Agreement as provided above, other than as a result of Agent’s application of the Collateral, Agent will release the security interest created hereunder, and will deliver the Collateral to Pledgor.

10.	CONTINUITY OF APPLICATION:

This Pledge Agreement, and all terms and conditions therein, shall apply to, and cover any and all other shares, bonus shares, options, rights, instruments, etc. that may be pledged or required to be pledged by Pledgor to Agent, as Lender, and on behalf of BOB, as part of the Collateral herein.

11.	GOVERNING LAW.

This instrument shall be governed by the laws of the State of New York, and enforceable in the Courts of the State of New York. Pledgor waives any defenses based on lack of personal jurisdiction, improper service of process, improper venue, and ALL PARTIES, TO THE FULLEST EXTENT PERMITTED BY LAW, UPON FULL KNOWLEDGE OF THE CONSEQUENCES IRREVOCABLY WAIVE RIGHT TO TRIAL BY JURY.

12.	ENTIRE AGREEMENT

This Agreement represents the full and final understanding of the parties with respect to the subject matter herein, incorporating all discussions and prior negotiations. There are no oral promises or representations. This Agreement shall be binding on the parties hereto, their respective heirs, successors and assigns. It can only be modified in any way by a writing signed by all the parties hereto. No alleged oral statements, alleged course of conduct, custom, practice, etc., shall have any effect herein.

13.	NO LIABILITY OF AGENT:

Agent shall not be liable for any acts, omissions, errors of fact or law, with respect to the Collateral, its handling, disposition, sale, etc. except for willful misconduct or gross negligence. Pledgor shall indemnify Agent and hold it harmless against any and all claims arising therefrom, and/or from any person or entity claiming any interest, legal or equitable in the Collateral or any part thereof, etc.

This Agreement may be signed in counterparts, each being considered one and the same original.

IN WITNESS WHEREOF, the parties have executed this Pledge Modification Agreement as of the date first indicated.

PLEDGOR:
JUBILANT PHARMA PTE. LIMITED, SINGAPORE

By:	/s/ R. Sankaraiah
Name:
Title:

AGENT/FACILITY ARRANGER/SENIOR LENDER: STATE BANK OF INDIA, NEW YORK BRANCH

By:	/s/ Ashok Wanchoo
Name: Ashok Wanchoo
Title: Vice President & Head (Credit)

LENDER:
BANK OF BARODA

By:	/s/ A.K. Ghosh
Name: A.K. Ghosh
Title: Chief Manager (Cr & TF)

BORROWER:
CADISTA PHARMACEUTICALS INC.,
f/k/a Jubilant Pharmaceuticals Inc

By:	/s/ Kamal Mandan
Name: Kamal Mandan
Title: CFO

GUARANTOR:
CADISTA HOLDINGS INC.
f/k/a Trigen Laboratories Inc.

By:	/s/ Kamal Mandan
Name: Kamal Mandan
Title: CFO

STATE OF NEW YORK	)
COUNTY OF NEW YORK	)	ss

On the 25 day of Sept, 2007, before me personally came ASHOK WANCHOO, to me known, who being by me duly sworn, did depose and say that he is the Vice President & Head (Credit) of STATE BANK OF INDIA, NEW YORK BRANCH, the banking corporation described in and which executed the foregoing Instrument; that he is authorized by the Board of Directors of said corporation to execute said instrument; and that he signed his name thereto by like order.

RICHARD S. LAST
Notary Public, State of New York
No. 31-4761834
Qualified in Westchester County
Certificate filed in New York County	/s/ Richard S. Last
Term Expires Dec. 31, 2010	Notary Public

STATE OF NEW YORK	)
COUNTY OF NEW YORK	)	ss

On the 3 day of October, 2007, before me personally came AK Ghosh, who being duly sworn by me, did depose and say that he is the Chief Manager of BANK OF BARODA, the corporation described in and which executed the foregoing instrument, that he is authorized by the Board of Directors of said corporation to execute said instrument, and that he signed his name thereto by like order.

RICHARD S. LAST
Notary Public, State of New York
No. 31-4761834
Qualified in Westchester County
Certificate filed in New York County	/s/ Richard S. Last
Term Expires Dec. 31, 2010	Notary Public